UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 18, 2013

TIAA REAL ESTATE ACCOUNT

(Exact Name of Registrant as Specified in its Charter)

New York	Not Applicable
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

333-92990, 333-187309

(Commission File Number)

c/o Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017-3206

(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 490-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 12, 2013, Teachers Insurance and Annuity Association of America (“TIAA”) designated Robert Leary, Executive Vice President and President, Asset Management of TIAA-CREF, as the ‘principal executive officer’ for the TIAA Real Estate Account (“REA” or the “Registrant”). REA has no officers or directors. Roger W. Ferguson, TIAA’s President and Chief Executive Officer, previously held such designation.

As previously disclosed in REA’s periodic reports filed with the Securities and Exchange Commission, effective June 24, 2013, TIAA appointed Robert Leary as Executive Vice President and President of TIAA-CREF Asset Management. Mr. Leary, age 52, most recently served as president and chief operating officer of ING U.S. starting in April 2011, where he led all aspects of ING’s investment management, retirement, insurance and annuity businesses, as well as operations, information technology and marketing strategy. He also served as chief executive officer of ING Insurance U.S. from January 2010 to April 2011. Mr. Leary joined ING in 2007 as chairman and chief executive officer of ING Investment Management, Americas. Previously, Mr. Leary was an executive vice president at AIG, helping to build investment solutions for the institutional investor community. Prior thereto, he was vice president at J.P. Morgan & Co., where he specialized in fixed income applications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

By:	TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

DATE: September 18, 2013	By:	/s/ William J. Forgione
William J. Forgione
Senior Managing Director and General Counsel,
Asset Management